Exhibit 99.2

Investor Relations Contact Chambers Street Toll Free 855 450-0288	Media Contact Tim Gallen Tim@Gallen.com or Andrew Neilly Andrew@Gallen.com 925 930-9848

Chambers Street Properties Announces Commencement of Tender Offer to Purchase up to $125 Million of its Common Shares

PRINCETON, N.J. – May 21, 2013 – Chambers Street Properties (“Chambers Street” or the “Company”) announced today that it has commenced a modified “Dutch Auction” Tender Offer to purchase up to $125 million in value of its Common Shares of Beneficial Ownership from its shareholders. Under the terms of the Tender Offer, the Company intends to select the lowest price, not greater than $10.60 per share nor less than $10.10 per Common Share, net to the tendering shareholder in cash, less any applicable withholding taxes and without interest, which would allow Chambers Street to purchase up to the full $125 million in value of its Common Shares, or a lower amount depending upon the number of Common Shares properly tendered and not withdrawn. Shareholders may tender all or a portion of their Common Shares, but if the Offer is oversubscribed, Common Shares will be accepted on a prorated basis. The Company will use borrowings under its existing unsecured revolving credit facility to purchase Common Shares in the Offer and to pay for all related fees and expenses.

The Tender Offer, proration period and withdrawal rights will expire at 5:00 p.m., New York City time, on June 19, 2013, unless the Offer is extended or withdrawn (such date and time, as they may be extended, the “Expiration Date”). To tender shares, shareholders must choose the price or prices at which they wish to tender their Common Shares and follow the instructions described in the Offer to Purchase, dated May 21, 2013 (the “Offer to Purchase”), and the related Letter of Transmittal and the other documents related to the offer filed with the Securities and Exchange Commission (the “SEC”).

Important Notice

This Press Release is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company. The full details of the tender offer, including complete instructions on how to tender shares, are included in the offer to purchase, the letter of transmittal and other related materials, which the Company has filed with the SEC and is distributing to shareholders. Shareholders are urged to carefully read the offer to purchase, the letter of transmittal and other related materials because they contain important information, including the terms and conditions of the tender offer. Shareholders may obtain free copies of the offer to purchase, the letter of transmittal and other related materials that the Company files with the SEC at the SEC’s website at http://www.sec.gov or by calling Georgeson Inc., the information agent for the tender offer, at (888) 658-3624 (Toll Free). Questions and requests for assistance by retail shareholders may be directed to Georgeson Inc. at (888) 658-3624 (Toll Free). Questions and requests for assistance by institutional shareholders may be directed to Wells Fargo Securities, LLC and Citigroup Global Markets Inc., the Dealer Managers for the tender offer, at: (212) 214-6400 (Wells Fargo), (877) 450-7515 (Wells Fargo toll free) or (877) 531-8365 (Citigroup). In addition, shareholders may obtain free copies of the Company’s filings with the SEC from the Company’s website at http://www.chambersstreet.com or by directing a request to Mr. Martin A. Reid, Chambers Street Properties, 47 Hulfish Street, Suite 210, Princeton, NJ 08542 or (609) 683-4900.

About Chambers Street Properties

Chambers Street Properties (NYSE:CSG) headquartered in Princeton, New Jersey is a self-administered and internally managed Maryland real estate investment trust, or REIT, led by an experienced management team that is focused on acquiring, owning and operating high-quality industrial and office properties. The Company’s primary objective is to maximize shareholder value through stable cash flow and long-term asset appreciation. In pursuing this objective, Chambers Street targets growth through acquisitions and selective built-to-suit development in markets that complement its existing portfolio, actively manages its balance sheet to maintain flexibility with conservative leverage, and seeks internal growth through proactive asset management, leasing and property management oversight.

Since Chambers Street’s formation in 2004, the Company has acquired and developed a high-quality industrial and office portfolio comprised primarily of single tenant net lease properties with an aggregate purchase price of approximately $3.2 billion. As of March 31, 2013, Chambers Street owned or had a majority interest in 129 properties located across 22 U.S. states, Germany, and the United Kingdom encompassing approximately 34.1 million rentable square feet. As of March 31, 2013, Chambers Street’s portfolio had a weighted average age of approximately 10 years and was 98% leased with approximately 82% of its rentable square footage leased to single tenants on a triple net basis.

For more information, please visit: www.ChambersStreet.com

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Forward-Looking Statements

This Press Release may contain various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Statements regarding the following subjects may be impacted by a number of risks and uncertainties such as our business strategy; our ability to obtain future financing arrangements; estimates relating to our future distributions; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our products, operations and business; and the use of the proceeds of any offerings of securities. The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our common shares, along with the following factors that could cause actual results to vary from our forward-looking statements such as our ability to complete the tender offer; the price at which our common shares may trade on the New York Stock Exchange, which may be higher or lower than the purchase price in the tender offer; the price and time at which we may make additional repurchases of common shares following completion of the tender offer; the number of common shares acquired in such repurchases and the terms, timing, costs, and interest rate on any indebtedness incurred to fund such repurchases; national, regional and local economic climates; changes in supply and demand for office and industrial properties; adverse changes in the real estate markets, including increasing vacancy, decreasing rental revenue and increasing insurance costs; availability and credit worthiness of prospective tenants; our ability to maintain rental rates and maximize occupancy; our ability to identify and secure acquisitions; our failure to successfully manage growth or operate acquired properties; our pace of acquisitions and/or dispositions of properties; risks related to development projects (including construction delay, cost overruns or our inability to obtain necessary permits); payment of distributions from sources other than cash flows and operating activities; receiving corporate debt ratings and changes in the general interest rate environment; availability of capital (debt and equity); our ability to refinance existing indebtedness or incur additional indebtedness; failure to comply with our debt covenants; unanticipated increases in financing and other costs, including a rise in interest rates; the actual outcome of the resolution of any conflict; material adverse actions or omissions by any of our joint venture partners; our ability to operate as a self-managed company; availability of and ability to retain our executive officers and other qualified personnel; future terrorist attacks in the United States or abroad; the ability of our operating partnership to continue to qualify as a partnership for U.S. federal income tax purposes; our ability to continue to qualify as a REIT for U.S. federal income tax purposes; foreign currency fluctuations; changes to accounting principles, policies and guidelines applicable to REITs; legislative or regulatory changes adversely affecting REITs and the real estate business; and environmental, regulatory and/or safety requirements. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2013 and other documents of the Company on file with or furnished to the SEC. Any forward looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by the Company will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, the Company or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward looking statement, whether as a result of new information, future developments or otherwise. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecast by our forward looking statements.